UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	May 21, 2009

BNC BANCORP

(Exact name of registrant as specified in its charter)

North Carolina	000-50128	47-0898685
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

831 Julian Avenue, Thomasville, North Carolina	27361
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(336) 476-9200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 21, 2009 the Registrant issued a press release to announce the retirement of its Chairman of the Board, W. Groome Fulton, Jr.  Mr. Fulton has served as Chairman of the Board of both Bank of North Carolina and BNC Bancorp since inception.  Effective at the Board Meeting following the Annual Shareholders Meeting on May 19, Mr. Fulton, having reached the Board’s mandatory retirement age, retired from the Board.

At that same meeting the Board unanimously elected Mr. Thomas R. Sloan as the new Chairman of the Board effective immediately.  Mr. Sloan has served on the Board since BNC Bancorp acquired Greensboro, N.C. based SterlingSouth Bank & Trust Company in 2006.  Prior to that event, Mr. Sloan was an original incorporator of SterlingSouth and was serving as Board Chairman at the time of the acquisition.  Mr. Sloan spent most of his business career in ophthalmic manufacturing with Southern Optical Company, Inc. and its successor Essilor Laboratories of America, a division of Essilor International based in Paris, France.  Mr. Sloan is now retired from his business and serves on five private company boards and numerous non-profit boards.

ITEM 9.01 Financial Statements and Exhibits

Ex 99.1 Press Release dated May 21, 2009

S I G N A T U R E

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BNC BANCORP
(Registrant)

By:	/S/ David B. Spencer
David B. Spencer
Executive Vice President and Chief Financial Officer
(Principal Accounting Officer)

Date:	May 21, 2009

EXHIBIT INDEX

Exhibit 99.1 Press Release dated May 21, 2009